EXHIBIT 1.1

GM FINANCIAL AUTOMOBILE LEASING TRUST 20    -

Class A-1     % Asset Backed Notes

Class A-2[-A]     % Asset Backed Notes

[Class A-2-B LIBOR+     % Asset Backed Notes]

Class A-3     % Asset Backed Notes

Class B     % Asset Backed Notes

Class C     % Asset Backed Notes

Class D     % Asset Backed Notes

UNDERWRITING AGREEMENT

As [Joint Bookrunners and] Representatives

  of the several Underwriters

            , 20

Ladies and Gentlemen:

GMF Leasing LLC, a Delaware limited liability company (the “Depositor”), proposes to sell to the underwriters named in Schedule 1 hereto (the “Underwriters”), pursuant to the terms of this Underwriting Agreement (this “Agreement”) the Asset-Backed Notes issued by GM Financial Automobile Leasing Trust 20    -     (the “Trust) of the class, and in the principal amount set forth in Schedule 1 hereto (the “Notes”), which are debt obligations of the Trust. The assets of the Trust will consist primarily of an exchange note (the “Exchange Note”) backed by a designated pool of car, light truck and utility vehicle leases and the corresponding leased vehicles (the “Lease Assets”) and certain monies due thereunder on or after             , 20     (the “[Initial] Cutoff Date”). The Lease Assets were purchased from dealers by ACAR Leasing Ltd. (the “Titling Trust”), an affiliate of the Depositor and AmeriCredit Financial Services, Inc. d/b/a GM Financial, a corporation organized and existing under the laws of Delaware (the “Sponsor”).

The Notes are to be issued pursuant to an Indenture, to be dated as of             , 20     (the “Indenture”), among the Trust, as issuer, the Sponsor, as servicer (in such capacity, the “Servicer”), and [Indenture Trustee], a                     , as indenture trustee (in such capacity, the “Indenture Trustee”). In addition to the Notes, the Trust will also issue an Asset-Backed Certificate representing the beneficial ownership interests in the Trust (the “Certificate” and, together with the Notes, the “Securities”) pursuant to a trust agreement, dated as             , 20    , as amended and restated as of             , 20    , (the “Trust Agreement”), between the Depositor and                     , a                      trust company, as owner trustee (the “Owner Trustee”).

[The Issuer will enter into an interest rate swap agreement with [Swap Provider] (the “Swap Provider”) on the Closing Date to hedge the floating interest rate on the Class A-2-B Notes (the “Swap Agreement”).]

As used herein, the term “Sponsor Agreements” means (i) the Indenture, (ii) the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (the “Credit and Security Agreement”), among the Titling Trust, as borrower, the Sponsor, as lender (in such capacity, the “Lender”) and as Servicer, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), (iii) the Second Amended and Restated Servicing Agreement, dated as of May 23, 2013 (the “Basic Servicing Agreement”), among the Titling Trust, the Servicer, APGO Trust, as settlor (the “Settlor”), and the Collateral Agent, (iv) the 20    -     Exchange Note Supplement, dated as of             , 20     (the “Exchange Note Supplement”), among the Borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent, (v) the 20    -     Servicing Supplement, dated as of             , 20     (the “Servicing Supplement” and, together with the Basic Servicing Agreement, the “Servicing Agreement”), among the Titling Trust, the Servicer, the Settlor, the Collateral Agent and the Indenture Trustee, (vi) the 20    -     Exchange Note Sale Agreement, dated as of             , 20     (the “Exchange Note Sale Agreement”), between the Lender and the Depositor, (vii) the Administration Agreement, dated as of             , 20     (the “Administration Agreement”), among the Depositor, the Sponsor, as administrator, and the Indenture Trustee, (viii) the Asset Representations Review Agreement, dated as of             , 20     (the “ARR Agreement”), among the Issuer, the Servicer and                     , as the asset representations reviewer, and (ix) this Agreement; the term “Depositor Agreements” means (i) the Trust Agreement, (ii) the Exchange Note Sale Agreement, (iii) the 20    -     Exchange Note Transfer Agreement, dated as of             , 20     (the “Exchange Note Transfer Agreement”), between the Depositor, as transferor, and the Trust, as transferee, (iv) the Administration Agreement and (v) this Agreement. The Sponsor Agreements, together with the Depositor Agreements, are herein referred to as the “Agreements”.

The Notes are being purchased by the Underwriters named in Schedule 1 hereto (the “Underwriters”), and the Underwriters are purchasing severally, and not jointly, only the Notes set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with Section 9 of this Agreement.                      and                     , are acting as representatives of the Underwriters and, in such capacity, are hereinafter referred to as the “Representatives.”

In exchange for valuable consideration received by the Sponsor and the Depositor from the Underwriters, the receipt and sufficiency of which both parties hereby acknowledge, the Underwriters, the Sponsor and the Depositor hereby agree to the terms of this Agreement as follows:

Section 1. Representations and Warranties. The Sponsor and the Depositor (together, the “Companies” and, collectively with the Titling Trust and APGO Trust, the “GMF Companies”) represent, warrant and agree with the Underwriters that, as of the date and time that this Agreement is executed and delivered by the parties hereto, as of the Applicable Time and as of the Closing Date (each as defined below):

(a) The Depositor (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-207859) on

Form S-3, including a form of prospectus, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of the Notes. The Registrant may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Registrant has filed the Time of Sale Information (as hereinafter defined) with the Commission. Promptly after execution and delivery of this Agreement, the Registrant will prepare and file with the Commission a final prospectus relating to the Notes in accordance with the provisions of Rule 430B and Rule 424(b). Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated therein by reference pursuant to the Securities Act at such time and documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act, is herein called the “Registration Statement;” provided, that references to the Effective Date (as hereinafter defined) or other matters relating to the Registration Statement shall be deemed to be references to the Effective Date or such other matters relating to the registration statement included in the Registration Statement. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

“Free Writing Prospectus” means[, collectively, the free writing prospectus, filed with the Commission on             , 20     (the “Marketing FWP”) and] the free writing prospectus, filed with the Commission on             , 20    , relating to the ratings on the Notes (the “Ratings FWP”) and each other free writing prospectus used in connection with the offering of the Notes. “Preliminary Prospectus” means, with respect to the preliminary prospectus used in connection with the offering of the Notes, dated as of             , 20    , and filed with the Commission on             , 20    , that omitted certain Rule 430B Information. “Time of Sale Information” means the Preliminary Prospectus, together with [the Marketing FWP] and the Ratings FWP. “Prospectus” means the prospectus that is first filed after the Execution Time pursuant to Rule 424(b), including the documents incorporated by reference therein pursuant to the Securities Act at the time of execution of this Agreement. [“Road Show Information” means, a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.]

(b) The Registrant has included in the Registration Statement, as amended at the Effective Date, all information required by the Securities Act and the Rules and Regulations to be included in the Prospectus with respect to the Notes and the offering thereof and as of the Effective Date the Registration Statement complied in all material respects with the Rules and Regulations. As filed, the Time of Sale Information includes all information with respect to the Notes and the offering thereof required by the Securities Act and the Rules and Regulations with respect to a free writing prospectus and a preliminary prospectus and complies in all material respects with the Rules and Regulations. As filed, the Prospectus shall include all information with respect to the Notes and the offering thereof required by the Securities Act and the Rules and Regulations, shall comply in all material respects with the Rules and Regulations and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Time of Sale Information) as the Registrant has advised the Underwriters, prior to the Execution Time, will be included or made therein.

For purposes of this Agreement, “Applicable Time” means          a.m./p.m., New York City time, on             , 20     or such other time as agreed by the Sponsor and the Representatives. “Effective Time” means, with respect to the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, or, if later, the earlier of the date of filing of a prospectus required under Rule 424 deemed to be part of the Registration Statement or the date and time of the first sale of the Notes and “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Securities Act. Any reference herein to the Registration Statement, the Base Prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of first use of a Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Free Writing Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof or included therein. For purposes of this Agreement, all references to the Registration Statement, a Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(c) The Registrant meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). At the time of filing the Original Registration Statement, at the earliest time thereafter that the Registrant or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and at the date hereof, the Registrant was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(d) The Original Registration Statement became effective on             , 20    , and any post-effective amendment thereto also has become effective and is effective as of the date hereof. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Sponsor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Prior to the issuance of the Notes, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(e) Except as otherwise permitted herein, neither the Sponsor nor any of its affiliates has distributed or otherwise used or will distribute or otherwise use any free writing prospectus (as defined in Rule 405) relating to the Notes; provided, that the Sponsor and its affiliates shall be permitted to issue press releases regarding the Notes after the Applicable Time.

(f) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Time of Sale Information, as of the respective dates of the components thereof and the Applicable Time, did not, and at the Closing Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and none of the Prospectus or any amendment or supplement thereto, at the respective times that the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Sponsor by the Underwriters as Underwriter Information specifically for use therein.

The term “Underwriter Information” means the following sections and paragraphs of the Prospectus:                     .

To the extent that the Underwriters have provided to the Depositor any Other Offering Document (as defined below), the Depositor has filed such Other Offering Document as required by, and within the time frames prescribed by, the Rules and Regulations; provided, that the Depositor shall not be required to have filed any Other Offering Document that consists solely of information (A) contemplated by Rule 134 of the Rules and Regulations and included or to be included in the Preliminary Prospectus or the Prospectus, (B) contemplated by Rule 172(a) of the Rules and Regulations or (C) that is not otherwise required to be filed pursuant to the Rules and Regulations.

The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus, or the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus or the Prospectus as amended or supplemented, (i) there has not been any material adverse change, or any developments involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Sponsor, and (i) the Sponsor has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Sponsor that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, otherwise than as set forth or contemplated in the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus or the Prospectus, as so amended or supplemented.

(i) The Sponsor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement, the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Notes for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) As of its date and at the Applicable Time, the Road Show Information did not, and at the Closing Date will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Each of the GMF Companies has been duly incorporated or formed and is validly existing as a corporation, limited liability company or statutory trust, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be, with corporate, limited liability company or statutory trust power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus and to enter into and perform its obligations under the applicable Agreements, and is duly qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of such GMF Company, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under each Agreement to which it is a party and, in the case of the Companies, to cause the Securities to be issued.

(l) There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which any of the GMF Companies is a party or of which any of its properties is the subject (i) which if determined adversely to it is likely to have a material adverse effect individually, or in the aggregate, on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of such GMF Company, (ii) asserting the invalidity of any Agreement, to which it is a party, in whole or in part, or the Securities, (iii) seeking to prevent the issuance of the Securities or the consummation by the GMF Companies of any of the transactions contemplated by any Agreements, in whole or in part, or (iv) which if determined adversely is likely to materially and adversely affect the performance by any of the GMF Companies of its obligations under, or the validity or enforceability of, any Agreement to which it is a party, in whole or in part, or the Securities.

(m) This Agreement has been duly authorized, validly executed and delivered by the Companies. At or prior to the Closing Date, each of the Agreements will have been duly authorized, validly executed and delivered by each of the applicable GMF Companies, and constitutes a legal, valid and binding agreement of the applicable GMF Companies, enforceable against the respective GMF Companies in accordance with its respective terms, except to the extent that the enforceability hereof and thereof may be subject (i) to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(n) The issuance and delivery of the Securities, and the execution, delivery and performance of each Agreement by each of the GMF Companies party hereto or thereto, and the consummation of the transactions contemplated hereby and thereby by each of the GMF Companies party hereto and thereto, do not and will not conflict with or result in a breach of or violate any term or provision of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of the GMF Companies is a party, by which the GMF Companies may be bound or to which any of the property or assets of the GMF Companies or any of their subsidiaries may be subject, nor will such actions result in any violation of the provisions of the articles of incorporation, by-laws, limited liability company agreement, trust agreement or other organizational documents of the GMF Companies or any law, statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the GMF Companies or any of their respective properties or assets.

(o) The third party referenced in Section 6(n) is independent from the GMF Companies.

(p) No consent, approval, authorization, order, registration or qualification of or with any federal or state court or governmental agency or body of the United States is required for the issuance and sale of the Notes or the consummation by the GMF Companies of the other transactions contemplated by, or the performance of the GMF Companies of their respective obligations under, the Agreements, except for such consents, approvals, authorizations, orders, registrations or qualifications as may have been obtained or effected or as may be required under securities or “blue sky” laws in connection with the purchase and distribution of the Notes by the Underwriters.

(q) Each of the GMF Companies possesses (and have caused the Trust to possess) all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and the Prospectus (or is exempt therefrom) and none of the GMF Companies has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its respective business, operations, financial condition or income.

(r) None of the GMF Companies will conduct its operations while any of the Securities are outstanding in a manner that would require the Sponsor, the Depositor, the Trust or the Titling Trust to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). It is not necessary to register the Sponsor, the Depositor, the Trust or the Titling Trust under the 1940 Act. The Trust will rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in [Rule 3a-7 of the 1940 Act], although there may be additional exclusions or exemptions available to the Trust. The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

(s) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Agreements, [the Swap Agreement,] and the execution, delivery and issuance of the Notes, that are required to be paid by the GMF Companies at or prior to the Closing Date, have been paid or will be paid at or prior to the Closing Date by the GMF Companies.

(t) At the Closing Date, each of the representations and warranties made by the GMF Companies in the Agreements will be true and correct.

(u) The Sponsor has executed and delivered a written representation (the “17g-5 Representation”) to each of                     , (“            ”) and                     , (“            ” and, together with                     , the “Engaged NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 (“Rule 17g-5”) of the Exchange Act and a copy of which has been delivered to the Representatives. The Sponsor has complied, and has caused the Depositor to comply, with the 17g-5 Representation.

(v) At the Closing Date, no Lending Facility Default (as defined in the Credit and Security Agreement), Exchange Note Default (as defined in the Credit and Security Agreement), Event of Default (as defined in the Indenture), 20    -     Exchange Note Default (as defined in the Exchange Note Supplement), Lending Facility Servicer Default (as defined in the Basic Servicing Agreement), Exchange Note Servicer Default (as defined in the Basic Servicing Agreement) or Servicer Default (as defined in the Servicing Supplement) shall have occurred or be continuing.

(w) Any certificate signed by an officer any of the GMF Companies and delivered to the Representatives or the Representatives’ counsel in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

(x) Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of any of the GMF Companies, and (ii) none of the GMF Companies has entered into any transaction or agreement (whether or not in the ordinary course of business) material to any of the GMF Companies, that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Securities, other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus.

(y) (i) At the time of execution and delivery of the Exchange Note Sale Agreement, (1) the Sponsor will own the Exchange Note, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), and will not have assigned to any person other than the Depositor any of its right, title or interest in the Exchange Note, and (2) the Sponsor will have the power and authority to transfer the Exchange Note to the Depositor, (ii) at the time of execution and delivery of the Exchange Note Transfer Agreement, (1) the Depositor will own the Exchange Note, free and clear of any Liens, and will not have assigned to any person other than the Trust any of its right, title or interest in the Exchange Note, and (2) the Depositor will have the power and authority to transfer the Exchange Note to the Trust and to transfer the Notes to the Underwriters, (iii) at the time of execution and delivery of the Indenture, and at the time of execution, delivery and issuance of the Notes to the Depositor, the Trust will own the Exchange Note free of any Liens, (iv) at the time of execution and delivery of the Exchange Note Supplement, the Titling Trust will own the Lease Assets and will have marketable title to the related leased vehicles, together with all related rights thereto, in each case free and clear of any Liens (except as permitted by the Agreements), and (v) as of the Closing Date, the Titling Trust has not assigned to any person any of its right, title or interest in any of the Lease Assets, or has obtained releases of each such prior assignment.

(z) As of the [Initial] Cutoff Date, each of the Lease Assets met the eligibility criteria described in the Exchange Note Supplement, the Preliminary Prospectus and the Prospectus. At or prior to the Closing Date, each of the Lease Assets has been designated under the Credit and Security Agreement to a pool securing the Exchange Note.

(aa) The Notes, [the Swap Agreement,] the Exchange Note and the Agreements conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(bb) The direction by the Depositor to the Owner Trustee to execute, authenticate, issue and deliver the Certificate will be duly authorized by the Depositor and, assuming the Owner Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Owner Trustee in accordance with the Trust Agreement, the Certificate will be validly issued and outstanding and will be entitled to the benefits of the Trust Agreement.

(cc) At or prior to the Closing Date, the direction by the Depositor to the Indenture Trustee to execute, authenticate and deliver the Notes will have been duly authorized by the Depositor, and the Notes, when executed and authenticated in accordance with the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

(dd) The Exchange Note has been duly and validly authorized and, when executed and authenticated in accordance with the Credit and Security Agreement and the Exchange Note Supplement, and delivered to and paid for by the Depositor in accordance with the terms of Exchange Note Supplement and the Exchange Note Sale Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Credit and Security Agreement and the Exchange Note Supplement.

(ee) Neither the Sponsor nor the Depositor has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 of the Exchange Act) relating to the Notes, other than                     , who performed certain agreed upon procedures in respect of the Lease Assets, and delivered to the Sponsor and the Underwriters a signed report entitled “                    ,” dated             , 20     (the “Third-Party Diligence Report”). The Sponsor or the Depositor has complied with Rule 15Ga-2 of the Exchange Act with respect to the Third-Party Diligence Report, other than any breach arising from a breach by any Underwriter of the representation set forth in Section 19(D) of this Agreement, and the Sponsor or the Depositor has furnished to the Commission pursuant to EDGAR the Form ABS-15G (together with any revision or amendment thereof or any supplement thereto, the “Form ABS-15G”).

Section 2. Purchase and Sale. The Underwriters’ commitment to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Companies herein contained and shall be subject to the terms and conditions herein set forth. The Sponsor agrees to instruct the Trust to issue the Notes to the Underwriters, and the Underwriters agree to purchase, on the Closing Date, severally and not jointly, only the Notes set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with Section 9 of this Agreement. The purchase prices for the Notes shall be as set forth on Schedule 1 hereto.

Section 3. Delivery and Payment.

(a) Payment of the purchase price for, and delivery of, any Notes to be purchased by the Underwriters shall be made at the office of                     , [address], or at such other place as shall be agreed upon by the Representatives and the Companies, at          [a.m.]/[p.m.] New York City time on the Closing Date. Payment shall be made by wire transfer of same day funds payable to the account designated by the Sponsor. Each of the Notes so to be delivered shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company.

(b) The Companies agree to have authentic copies of the Notes available for inspection and checking by the Representatives in New York, New York, not later than 12:00 p.m. New York City time on the Business Day prior to the Closing Date. The original global certificated Notes will be held by the Indenture Trustee in Minneapolis, Minnesota.

Section 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

Section 5. Covenants of the Companies. Each of the Companies covenants with the Underwriters as follows:

(a) Subject to Section 5(b), it will comply with the requirements of Rules 424(b) and 430B and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement, any Free Writing Prospectus, the Preliminary Prospectus, or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Free Writing Prospectus or the Preliminary Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) the happening of any event during the period referred to in Section 5(d) which, in the judgment of the Sponsor, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Companies will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(b) Prior to the termination of the offering of the Notes, the Sponsor will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus, any Free Writing Prospectus or to the Prospectus, unless the Sponsor has furnished the Underwriters with a copy for their review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters shall reasonably object.

(c) It has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a signed copy of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Original Registration

Statement and of each amendment thereto (without exhibits) for the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) The Sponsor will deliver to the Underwriters, without charge, electronic copies of the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus, and hereby consents to the use of such electronic copies for purposes permitted by the Securities Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) It will comply with the Securities Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the other Agreements, the Registration Statement, any Free Writing Prospectus and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Companies, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Sponsor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Underwriters described in Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements, the Sponsor will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Any such filing shall not operate as a waiver or limitation of any right of the Underwriters hereunder.

(f) The Depositor will use its best efforts, in cooperating with the Sponsor and the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Depositor will cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified.

(g) The Depositor will not, without the prior written consent of the Representatives, contract to sell any automobile receivables-backed certificates, automobile receivables-backed notes or other similar securities either directly or indirectly (as through the Sponsor) for a period of five (5) business days after the later of the termination of the syndicate or the Closing Date.

(h) So long as the Notes remain outstanding, the Companies will, upon the request of any Underwriter, deliver to such Underwriter as soon as such statements are furnished to the Indenture Trustee: (i) any annual statements as to compliance of the Servicer (and any subservicer) and any annual assessments of compliance with the terms of the Servicing Agreement delivered to the Indenture Trustee pursuant to the Servicing Agreement, (ii) the annual accountants’ attestations in respect of the annual assessments of compliance and any other statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to the terms of the Servicing Agreement, and (iii) the monthly reports furnished to the Noteholders pursuant to the Servicing Agreement.

(i) So long as any of the Notes are outstanding, the Companies will, upon request of any Underwriter, furnish to such Underwriter (i) all documents distributed or required to be distributed by it to the holders of the Notes pursuant to the Indenture as soon as such statements and reports are furnished to such holders, (ii) any filings with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, with respect to any securities issued by any of the GMF Companies or the Trust that are either the Notes or non-structured equity or debt offered by any of the GMF Companies, and (iii) from time to time, any other information concerning the GMF Companies as the Underwriters may reasonably request in writing.

(j) It will apply the net proceeds from the sale of the Notes in the manner set forth in the Preliminary Prospectus and the Prospectus.

(k) If, between the date hereof or, if earlier, the dates as of which information is given in the Preliminary Prospectus and the Closing Date, to the knowledge of the Depositor or the Sponsor, there has been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Sponsor or the Depositor, the Sponsor will give prompt written notice thereof to the Underwriters.

(l) To the extent, if any, that the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Companies, the Companies will use their best efforts to furnish or cause to be furnished such documents and take any such other actions.

(m) Each of the GMF Companies will comply with the 17g-5 Representations made by the Sponsor to Moody’s and Fitch with respect to the Notes. The GMF Companies and the Trust will timely comply with all requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act to the satisfaction of the Representatives.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes pursuant to this Agreement are subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Companies herein contained, (ii) the accuracy of the statements of officers of the Companies made pursuant hereto, (iii) the performance by the Companies of all of their respective obligations hereunder, and the performance by the Companies of all of their respective obligations under the Agreements, and (iv) the following conditions as of the Closing Date:

(a) The Underwriters shall have received the Agreements, [the Swap Agreement,] the Exchange Note and the Notes in form and substance satisfactory to the Underwriters and duly executed by the signatories required pursuant to the respective terms thereof.

(b) The Underwriters shall have received from in-house counsel for the GMF Companies, favorable opinions, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(c) The Underwriters shall have received from                     , counsel for the GMF Companies, favorable opinions, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters shall be addressees of any opinions of counsel supplied to any rating organizations relating to the Notes.

(d) The Underwriters shall have received from                     , counsel for the GMF Companies, a negative assurance letter with respect to the Preliminary Prospectus and the Prospectus, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(e) The Underwriters shall have received from                     , counsel for [Indenture Trustee], a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(f) The Underwriters shall have received from                     , counsel for the Owner Trustee, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(g) The Underwriters shall have received from                     , special Delaware counsel to the Trust and other applicable GMF Companies, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(h) The Underwriters shall have received from                     , counsel to the Underwriters, a negative assurance letter with respect to the Preliminary Prospectus and the Prospectus, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(i) Each of the Companies shall have delivered to the Underwriters a certificate, dated the Closing Date, of an authorized officer of such Company, to the effect that the signer of such certificate has carefully examined each Agreement, the Preliminary Prospectus and the Prospectus and that: (i) the representations and warranties of such Company in each Agreement to which it is a party are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) such Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened, (iv) there has been no material adverse change in the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of such Company, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus, and (v) nothing has come to such officer’s attention that would lead such officer to believe that the Time of Sale Information, the Road Show Information or the Prospectus contains any untrue statement of a material fact required to be stated therein or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Companies shall deliver a secretary’s certificate to which is attached a true and correct copy of its certificate of incorporation, by-laws, limited liability agreement, trust agreement or other organizational documents, which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated in this Agreement.

(j) [Indenture Trustee]shall have furnished to the Underwriters a certificate of [Indenture Trustee], dated the Closing Date, signed by one or more duly authorized officers of [Indenture Trustee], as to the due authorization, execution and delivery of the Agreements to which it is a party and the acceptance by the Indenture Trustee of the trust created by such Agreements and the due execution and delivery of the Notes by the Indenture Trustee thereunder and such other matters as the Underwriters shall reasonably request.

(k) The Owner Trustee shall have furnished to the Underwriters a certificate of the Owner Trustee, dated the Closing Date, signed by one or more duly authorized officers of the Owner Trustee, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trust created thereby and the due execution and delivery of the Certificate by the Owner Trustee thereunder and such other matters as the Underwriters shall reasonably request.

(l) On the Closing Date, the Notes shall have received the ratings set forth in the Ratings FWP.

(m) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto and hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.

(n) On the Closing Date the Underwriters shall have received from a third party that is a nationally recognized accounting firm reasonably satisfactory to the Underwriters a letter in the form heretofore agreed to regarding static pool information, the Preliminary Prospectus and the Prospectus, each dated as of the review date, the date of the Preliminary Prospectus or the Prospectus, as applicable.

(o) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement, the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus shall have been complied with.

(p) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.

(q) The Preliminary Prospectus, each Free Writing Prospectus, the Prospectus and any amendments and supplements thereto shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Securities Act and Section 1 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or “blue sky” law.

(r) If not previously provided in a calendar year with respect to such state, the Underwriters shall have received from local counsel, in each state where there is a concentration of 10% or more of the Receivables, an opinion dated as of the Closing Date (or as of any other date as specified by the rating agencies to maintain the required ratings on the Notes) as to the perfection of security interests in automobiles in such state.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representatives by notice to both of the Companies at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7, and (ii) the provisions of Section 7, the indemnity set forth in Section 8, the contribution provisions set forth in Section 8 and the provisions of Sections 11 and 14 shall remain in effect.

Section 7. Payment of Expenses. The Companies agree to pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Agreement, (iii) expenses incident to the preparation, issuance and delivery of the Notes and the Exchange Notes, (iv) the fees and disbursements of                     , counsel to the Companies, (v) the fees and disbursements of the third party referenced in Section 6(n) above, (vi) the qualification of the Notes under securities and Blue Sky laws and the determination of the eligibility of the Notes for investment in accordance with the provisions hereof, including filing fees and the fees and disbursements of                     , counsel to the Underwriters, in connection therewith and in connection with the preparation of any “blue sky” survey, (vii) the printing and delivery to the Underwriters in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement and the Prospectus and all amendments and supplements thereto, and of any Blue Sky survey, (viii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Agreements and the other transaction documents, (ix) the fees charged by nationally recognized statistical rating agencies for rating the Notes, (x) the fees and expenses of the Indenture Trustee and its counsel, (xi) the fees and expenses of the Owner Trustee and its counsel, and (xii) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of any representations or warranties of the Companies contained in Sections 1(i), (xix) and (xxiii).

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, the Companies shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of                     , counsel to the Underwriters. Except as described in the immediately preceding sentence, the Underwriters agree to pay the reasonable fees and disbursements of                     , counsel to the Underwriters, incident to the performance of the Underwriters’ obligations under this Agreement.

Section 8. Indemnification and Contribution.

(a) Each of the Companies agrees to severally and jointly indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which such Underwriter, director, officer, employee, agent or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the 430B Information), the Preliminary Prospectus, each Free Writing Prospectus, the Road Show Information, the Prospectus or the related CDI Intex file (other than any Derived Information included therein), any issuer free writing prospectus or any amendment, exhibit or supplement thereto (in each case, other than in the Underwriter Information), or the Form ABS-15G, or (ii) the omission or alleged omission to state in the Registration Statement (including the 430B Information), the Preliminary Prospectus, each Free Writing Prospectus, the Road Show Information, the Prospectus or the related CDI Intex file (other than any Derived Information included therein), any issuer free writing prospectus or any amendment, exhibit or supplement thereto (in each case, other than in the Underwriter Information) or the Form ABS-15G, a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and any such director, officer, employee, agent and each such controlling person promptly upon demand for any documented legal or documented other expenses reasonably incurred by such Underwriter or any such director, officer, employee, agent or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred

The foregoing indemnity agreement is in addition to any liability which the Companies may otherwise have to the Underwriters or any director, officer, employee, agent or controlling person of any of the Underwriters.

(b) Each of the Underwriters agrees to severally and not jointly indemnify and hold harmless the Companies, the directors and the officers of the Sponsor and the Depositor who signed the Registration Statement, and each person, if any, who controls the Sponsor or the Depositor within the meaning of the Securities Act or the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Sponsor, the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact relating to such Underwriter contained in the Underwriter Information, or (ii) the omission or alleged omission to state in the Underwriter Information a material fact relating to such Underwriter required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse the Sponsor or the Depositor, as applicable, promptly on demand, and any such director, officer or controlling person for any documented legal or other documented expenses reasonably incurred by the Sponsor, the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, except as expressly limited herein.

Except as otherwise expressly provided, the foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Sponsor, the Depositor or any such director, officer or controlling person.

(c) Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to participate in, or assume the defense of, any such claim or action against an indemnified party brought by a governmental agency, regulatory authority or self-regulatory authority having or claiming to have jurisdiction over the business or financial affairs of such indemnified party or any of its affiliates, unless such indemnified party consents to such participation or assumption. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any fees and expenses of counsel subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 8 consist of the Underwriters or any of their controlling persons, or by the Companies, if the indemnified parties under this Section 8 consist of either of the Companies or any of the Companies’ directors, officers or controlling persons, but in either case reasonably satisfactory to the indemnified party.

Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a), 8(b) and 8(e), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Each Underwriter covenants and agrees that it has not and will not distribute any Other Offering Document unless (i) it has notified the Companies of its intention to distribute such Other Offering Document prior to its distribution thereof and (ii) it provides the Companies with a copy of such Other Offering Document in an electronic format prior to or simultaneously with its initial distribution of such Other Offering Document. “Other Offering Document” means any “written communication” (as defined in Rule 405 of the Rules and Regulations) relating to the offer and sale of the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), including but not limited to any “ABS information and computational materials” (as defined in Item 1101(a) of Regulation AB under the Securities Act), for the avoidance of doubt, written communication will include CDI Intex files that do not contain any Issuer Information other than Issuer Information included in the Preliminary

Prospectus, but will exclude any such written communication that consists solely of postings that are initially made by any Underwriter on the Bloomberg system, or otherwise via e-mail and that contains only identifying information regarding the Trust and the Notes; the expected closing date and first payment date for the Notes; the expected principal amount, expected weighted average life, expected ratings, expected periods for payments of principal, expected final payment date, expected legal final payment date and expected interest rate index for each class of Notes; preliminary guidance as to the interest rate and/or yield for each class of Notes (but not final interest rate or yield information); information regarding the principal amount of the Notes being offered by each Underwriter; other similar or related information such as expected pricing parameters, status of subscriptions and Underwriter’s retentions and ERISA eligibility; and/or any legends regarding the contents of such written communication.

(e) (i) Each Underwriter agrees, assuming all Issuer Information (defined below) is accurate and complete in all material respects, to severally and not jointly indemnify and hold harmless the Sponsor, each of the Sponsor’s officers, directors and each person who controls the Sponsor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information (as defined below) provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter; provided, further, that no Underwriter shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Derived Information in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Companies expressly for use therein, which information was not corrected by information subsequently provided by the Companies to the related Underwriter prior to the time of use of such Derived Information, (B) information accurately extracted from the Preliminary Prospectus or the Prospectus, which information was not corrected by information subsequently provided by the Companies to the related Underwriter prior to the time of use of such Derived Information or (C) Issuer Information (as defined in Section 8(F)). The obligations of each of the Underwriters under this Section 8(e)(i) shall be in addition to any liability which such Underwriter may otherwise have.

(ii) The Sponsor agrees to indemnify and hold harmless each Underwriter, each of such Underwriter’s officers, directors, employees, agents and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The Sponsor’s obligation under this Section 8(e)(ii) shall be in addition to any liability which they may otherwise have to the Underwriters.

The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(e).

(f) For purposes of this Section 8, the term “Derived Information” means such information, if any, contained in any Other Offering Document that:

(i) is not contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, taking into account information incorporated into the Registration Statement, the Preliminary Prospectus or the Prospectus by reference; and

(ii) does not constitute Issuer Information.

“Issuer Information” means (i) any computer tape furnished to the Underwriters by the Companies concerning the Lease Assets (including any such information intended for use or incorporation in any Other Offering Document), (ii) the Registration Statement, the Preliminary Prospectus, the Prospectus and the Road Show Information (in each case, other than in the Underwriter Information), and (iii) any other textual information furnished by the Companies to the Underwriters for inclusion in any Other Offering Document that constitutes “issuer information” (as defined in Rule 433(h)(2) of the Rules and Regulations and footnote 271 of the Securities Act Release No. 33-8591).

For the avoidance of doubt, “Derived Information” will include any information that would otherwise constitute Issuer Information but that was not accurately extracted or transcribed by any Underwriter for use or incorporation in any Other Offering Document.

(g) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Sections 8(a), 8(b) or 8(e) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute severally and not jointly to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Sponsor and the Depositor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the Depositor on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits of the Underwriters, the Depositor and the Sponsor shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing on the cover page of the Prospectus.

The relative fault of the Underwriters, the Depositor and the Sponsor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sponsor, the Depositor or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

The Sponsor, the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(g) shall be deemed to include, for purposes of this Section 8(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Each director and officer of the Underwriters, and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act, shall have the same rights to contribution as each of the Underwriters. Each director and each officer of the Sponsor and the Depositor who signed the Registration Statement, and each person, if any, who controls the Sponsor or the Depositor within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Depositor and the Sponsor.

In no case shall any Underwriter be responsible for any amount, in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The Underwriters severally and not jointly confirm that the Underwriter Information is correct in all material respects and constitutes the only information furnished in writing to the Companies by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus and the Prospectus.

(i) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each Underwriter represents and agrees, severally and not jointly, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, such Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, other than:

(i) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of notes to the public shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this section, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC, includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the European Economic Area are the European Union member states together with Iceland, Liechtenstein and Norway.

Section 9. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Notes shall fail at the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the “Defaulted Securities”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, pro rata in the proportion shown in the attached Schedule 1 as to each non-defaulting Underwriter (“Pro Rata”) (unless the non-defaulting Underwriters agree among themselves to a different allocation) to purchase the full amount thereof, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, (i) no non-defaulting Underwriters shall be required to purchase any Notes which were to be purchased by the defaulting Underwriter, (ii) the non-defaulting Underwriters may elect to purchase the remaining amount Pro Rata (unless the non-defaulting Underwriters agree among themselves to a different allocation) provided that if the non-defaulting Underwriters have not agreed to purchase the entire aggregate principal amount of the Notes, then this Agreement shall terminate, without any liability on the part of the non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve the defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five (5) Business Days in order that any applicable changes in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any other documents or arrangements may be effected.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Sponsor and the Depositor prior to delivery of and payment for the Notes if prior to such time (i) any change, or any development involving a prospective change, would have a material adverse effect on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the GMF Companies or the Trust which, in the reasonable judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) the Notes have been placed on credit watch or review by either of the Engaged NRSROs with negative implications; (iii) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or limited, or minimum prices shall have been established on such exchange or market system; (iv) a banking moratorium shall have been declared by either federal or New York State authorities; (v) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or change in the financial markets, the effect of which is a material adverse effect on the practicality or advisability of proceeding with the completion of the sale and payment for the Notes; or (vi) any material disruption in securities settlement, payment or clearance services shall have occurred in the United States. Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Companies submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any officers, directors or controlling persons of any of the Underwriters, or by or on behalf of the Companies or any officers, directors or controlling persons of either of the Companies and shall survive delivery of any Notes to the Underwriters.

Section 12. Absence of Fiduciary Relationship. The Sponsor and the Depositor acknowledge and agree that:

(a) The Underwriters have been retained solely to act as Underwriters in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Sponsor and/or the Depositor and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Sponsor, the Depositor and/or any of their respective affiliates on other matters;

(b) No Underwriter is advising the Sponsor, the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Sponsor and the Depositor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Sponsor or the Depositor with respect thereto. Any review by any Underwriter of the Sponsor, the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Sponsor or the Depositor;

(c) The price of the Notes set forth in this Agreement was established by the Depositor following discussions and arms-length negotiations with the Representatives and the Sponsor and the Depositor are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) The Sponsor and the Depositor have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Sponsor and/or the Depositor and that the Underwriters have no obligation to disclose such interests and transactions to the Sponsor and/or the Depositor by virtue of any fiduciary, advisory or agency relationship; and

(e) Each of the Sponsor and the Depositor waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Sponsor or the Depositor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Sponsor or the Depositor, including stockholders, employees or creditors of the Sponsor or the Depositor.

Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to:

The Representatives:

The Sponsor:	AmeriCredit Financial Services, Inc.
d/b/a GM Financial
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Fax: (817) 302-7915

The Depositor:	GMF Leasing LLC
c/o AmeriCredit Financial Services Inc.
d/b/a GM Financial
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Fax: (817) 302-7915

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Representatives and the Companies, and their respective successors or assigns. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Notes from the Representatives shall be deemed to be a successor by reason merely of such purchase.

Section 15. GOVERNING LAW; VENUE. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIPS OF THE PARTIES AND/OR THE INTERPRETATIONS AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 16. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.

Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of, this Agreement.

Section 19. Underwriter Representations and Covenant.

(a) The Underwriters severally and not jointly agree that, without the prior consent of the Sponsor, they will not provide to any “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) (a “NRSRO”) any information, written or oral, related to the Trust, the Notes, the Lease Assets, the transactions contemplated by this Agreement or the other Agreements, or any other information that could be reasonably determined to be relevant to (x) determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), or (y) undertaking credit rating surveillance for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)); provided, however, that if an Underwriter receives any communication from a NRSRO with respect to the Notes, such Underwriter is authorized to inform such NRSRO that it will respond to the communication only with a designated representative from the Sponsor or refer such NRSRO to the Sponsor so that the Sponsor may respond to such communication.

(b) Each Underwriter severally and not jointly represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, for or otherwise involving the United Kingdom.

(c) Prior to entering into any “contract of sale” (within the meaning of Rule 159 under the Securities Act), each Underwriter agrees that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, convey the Time of Sale Information to each investor to whom Notes are sold by it prior to the filing of the Prospectus with the Commission.

(d) Each Underwriter severally and not jointly represents that it has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement by and among the Representatives, the Sponsor and the Depositor in accordance with its terms.

Very truly yours,

AMERICREDIT FINANCIAL SERVICES, INC.
D/B/A GM FINANCIAL

By:
Name:
Title:

GMF LEASING LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

Acting on its own behalf and as a
Representative of the Underwriters referred to in the foregoing Agreement

By:
Name:
Title:

Acting on its own behalf and as a
Representative of the Underwriters referred to in the foregoing Agreement

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule 1

Purchase Price

	Class A-1	Class A-2[-A]	[Class A-2-B]	Class A-3	Class A-4	Class B	Class C	Class D
	%	%	[ %]	%	%	%	%	%
	%	%	[ %]	%	%	%	%	%
	%	%	[ %]	%	%	%	%	%
	%	%	[ %]	%	%	%	%	%
	%	%	[ %]	%	%	%	%	%
	%	%	[ %]	%	%	%	%	%

Principal Amount

	Class A-1	Class A-2[-A]	[Class A-2-B]	Class A-3	Class A-4	Class B	Class C	Class D
	$	$	[$ ]	$	$	$	$	$
	$	$	[$ ]	$	$	$	$	$
	$	$	[$ ]	$	$	$	$	$
	$	$	[$ ]	$	$	$	$	$
	$	$	[$ ]	$	$	$	$	$
	$	$	[$ ]	$	$	$	$	$
Total	$	$	[$ ]	$	$	$	$	$